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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-A

             For Registration of Certain Classes of Securities
                 Pursuant to Section 12(b) or 12(g) of the
                      Securities Exchange Act of 1934


                     FEDERATED DEPARTMENT STORES, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                                 13-3324058
     (State of Incorporation or Organization)              (I.R.S. Employer
                                                            Identification No.)

               7 West Seventh Street, Cincinnati, Ohio  45202
                                    and
                  1440 Broadway, New York, New York  10018
                  (Address of Principal Executive Offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A.(c)(2), please check the following box. / /


     Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class             Name of Each Exchange on Which
         to be so Registered             Each Class is to be Registered
         -------------------             ------------------------------

     8.125 % Senior Notes due 2002          New York Stock Exchange, Inc.



     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None


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                          INFORMATION REQUIRED IN
                           REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

          The description of the securities to be registered hereby will be included in a prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of such securities under the Securities Act pursuant to a Registration Statement on Form S-3 (Registration No. 33-59691). Upon such filing, such prospectus shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

     1. Indenture, dated as of December 15, 1994, between the Registrant and The First National Bank of Boston, as Trustee (filed as
          Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 33-88328), filed with the Commission on January 9, 1995, and incorporated herein by reference).

     2.   Form of Fifth Supplemental Trust Indenture, dated as of October
          6, 1995, between Federated Department Stores, Inc. and State Street Bank and Trust Company (successor to The First National Bank of Boston), as Trustee.

     3. Form of Note (included in the Fifth Supplemental Trust Indenture filed as Exhibit 2 hereto).

     4. Credit Agreement, dated as of December 19, 1994, between the Registrant, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent, Chemical Bank, N.A., as Agent, Citicorp Securities, Inc., as Arranger, and Chemical Securities, Inc., as Co-Arranger (filed as Exhibit 4 to the Registrant's Form 8-A, filed with the Commission on January 18, 1995, and incorporated herein by reference).

     5. Third Supplemental Indenture, dated as of January 23, 1995, between the Registrant and The First National Bank of Boston, as Trustee (filed as Exhibit 4.4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995, and incorporated herein by reference).

     6. Fourth Supplemental Indenture, dated as of September 27, 1995, between the Registrant and the First National Bank of Boston, as Trustee (filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated September 26, 2995, and incorporated herein by reference).



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                                 SIGNATURE
                                 ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                             FEDERATED DEPARTMENT STORES, INC.
                                         (Registrant)




Date:  October 4, 1995        By:       /s/ Dennis J. Broderick
                                  ----------------------------------------------
                                Name:   Dennis J. Broderick
                                       -----------------------------------------
                                Title:  Senior Vice President, General Counsel,
                                        ----------------------------------------
                                        and Secretary
                                        ----------------------------------------



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                           EXHIBIT INDEX
                           -------------


 Exhibit                                                    Sequentially
 -------                                                    ------------
 Number                       Exhibit                      Numbered Page
 ------                       -------                      -------------


   1.     Indenture, dated as of December 15, 1994 (the
          "Indenture"), between the Registrant and The
          First National Bank of Boston, as Trustee
          (filed as Exhibit 4.1 to the Registrant's             N/A
          Registration Statement on Form S-3 (File No.
          33-88328), filed with the Commission on
          January 9, 1995 and incorporated herein by reference)

   2.     Form of Fifth Supplemental Trust Indenture,
          dated as of October 6, 1995, between Federated
          Department Stores, Inc. and State Street Bank        5
          and Trust Company (successor to The First
          National Bank of Boston), as Trustee.

   3.     Form of Note (included in the Fifth
          Supplemental Trust Indenture filed as Exhibit         N/A
          2 hereto)

   4.     Credit Agreement, dated as of December 19,
          1994, between the Registrant, the Initial
          Lenders named therein, Citibank, N.A., as
          Administrative Agent, Chemical Bank, N.A., as
          Agent, Citicorp Securities, Inc., as Arranger,
          and Chemical Securities, Inc., as Co-Arranger         N/A
          (filed as Exhibit 4 to the Registrant's Form
          8-A, filed with the Commission on January 18, 1995, and incorporated herein by reference)

   5.     Third Supplemental Indenture, dated as of
          January 23, 1995, between the Registrant and
          The First National Bank of Boston, as Trustee         N/A
          (filed as Exhibit 4.4.1 to the Registrant's
          Annual Report on Form 10-K for the fiscal year ended January 28, 1995, and incorporated herein by reference)

   6.     Fourth Supplemental Indenture, dated as of            N/A
          September 27, 1995, between the Registrant and the First National Bank of Boston, as Trustee
          (filed as Exhibit 4 to the Registrant's
          Current Report on Form 8-K dated September 26,
          1995, and incorporated herein by reference



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